Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to use in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 9, 2010, relating to the consolidated financial statements of FedFirst Financial Corporation and subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania

May 6, 2010